EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Watsco, Inc. and subsidiaries of our reports dated March 14, 2005, with respect to the consolidated financial statements of Watsco, Inc. and subsidiaries, Watsco Inc. and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Watsco, Inc. and subsidiaries, included in the 2004 Annual Report to Shareholders of Watsco, Inc. and subsidiaries.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 33-7758, No. 33-37982, No. 333-00371, No. 333-01441 and No. 333-19803) of Watsco, Inc. and subsidiaries,

(2)	Registration Statement (Form S-8 No. 333-10363, No. 333-80341 and No. 333-39380) pertaining to the Watsco, Inc. Amended and Restated 1996 Qualified Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-82011, No. 33-51934 and No. 33-72798) pertaining to the Watsco, Inc. Amended and Restated 1991 Stock Option Plan, and

(4)	Registration Statement (Form S-8 No. 333-86006) pertaining to the 2001 Incentive Compensation Plan;

of our reports dated March 14, 2005, with respect to the consolidated financial statements of Watsco Inc. and subsidiaries, Watsco Inc. and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Watsco Inc. and subsidiaries, incorporated herein by reference, and our report with respect to the financial statement schedule of Watsco, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Watsco, Inc. and subsidiaries.

/s/ Ernst & Young LLP

    Certified Public Accountants

Miami, Florida

March 14, 2005